EXHIBIT 21



                            BELCREST CAPITAL FUND LLC
                                  SUBSIDIARIES


            NAME                                 JURISDICTION OF INCORPORATION
            ----                                 -----------------------------

Belcrest Realty Corporation                                 Delaware

Bel Santa Ana LLC                                           Delaware

Bel Santa Ana Management LLC                                Delaware

Bel Alliance Properties LLC                                 Delaware

Bel Apartment Properties Trust                              Maryland

Bel Communities Properties Trust                            Maryland